SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported): July 26, 1996
                                                     (July 25, 1996)


 ......................... FRANKLIN RESOURCES, INC. ....................
        (Exact name of registrant as specified in its charter)



 .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
(State or other jurisdiction   (Commission     (IRS Employer
 of incorporation)              File Number)   Identification No.)



777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code..(415) 312-3000



 .......................................................................
     (Former name or former address, if changed since last report)

Item 5.      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.      Financial Statements and Exhibits

(c) Exhibits

Exhibit "A" - Press Release issued on July 25, 1996 by Franklin
Resources, Inc.

                              SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           FRANKLIN RESOURCES, INC.
                           (Registrant)


Date: July 26, 1996  /s/   Leslie M. Kratter
                           LESLIE M. KRATTER
                           Vice President


          A.        Press Release issued on July 25, 1996
                    by Franklin Resources, Inc.



FROM      Franklin Resources, Inc.
          Tel:  (415) 312-4701
          Contact:  Holly Gibson

          Rubenstein & Associates, Inc.
          Public Relations - Tel: (212) 843-8078
          Contact:  Tom Mariam



                         For Immediate Release

          Franklin Resources Announces Third Quarter Results

     San Mateo, CA, July 25, 1996 -- Franklin Resources, Inc.

(NYSE:BEN) today reported earnings for the quarter and nine months ended June 30, 1996.

     Charles B. Johnson, President of the diversified financial services company, said net income for the quarter was $81.1 million compared to $69.0 million a year ago and $75.2 million for the quarter ended March 31, 1996.  Fully diluted earnings per share for the quarter ended June 30, 1996 were $0.97 compared with $0.83 a year ago and $0.91 for the preceding quarter.  Operating revenues for the period were

$395.4 million compared to $319.8 million a year ago and $393.8 million for the preceding quarter.

     Average fully diluted shares outstanding for the quarter were 83.4 million as compared to 83.0 million a year ago and 83.1 million for the previous quarter.

     Net income for the nine months was $230.2 million compared to

$195.4 million for the same period a year ago.  Fully diluted earnings per share was $2.76 per share compared to $2.35 per share a year ago.

Operating revenues for the nine months were $1,131.8 million compared to $921.6 million a year ago.

     On June 25, 1996, Franklin Resources, Inc., Michael Price and

Heine Securities Corporation, the investment adviser to Mutual Series

Fund, announced they have agreed to a merger of the businesses of Heine and Franklin.  The transaction must be approved by the board and shareholders of Mutual Series Fund and is subject to the receipt of other governmental regulatory approvals.

     The transaction has an aggregate value of approximately $610 million.  Heine Securities will receive $550 million in cash, along with 1.1 million shares of Franklin Resources, Inc. common stock which may not be disposed of for two years.  Heine will initially invest $150 million of the cash proceeds in Mutual Series Fund with a minimum balance  of $100 million for five years.

     Heine Securities Corporation has approximately $17 billion under its management as of June 30, 1996.  The results of  Heine Securities

Corporation and the assets under its management are not reflected in the following financial data of Franklin Resources, Inc.

     Assets under management by the Company's subsidiaries were $147.6 billion compared with $125.9 billion this time last year and $141.4 billion in the preceding quarter.  Average assets under management during the quarter were $144.7 billion compared with $122.8 billion last year, and $139.1 billion in the preceding quarter.

     Franklin's headquarters are located at 777 Mariners Island Blvd.,

San Mateo, CA, 94404.




FRANKLIN RESOURCES, INC.
Consolidated Income Statements
(Dollar amounts in thousands
except assets under management
and per share data
                                      Three months         Nine months
                                          ended               ended
                                         June 30             June 30
                                    1996      1995      1996       1995
Operating revenues:
Investment management fees      $227,633  $187,114  $644,604   $534,270
Underwriting and distribution
fees                             143,649   115,691   415,595    331,630
Transfer, trust & related fees    23,569    16,747    67,589     48,210
Banking/finance, net & other         551       274     4,029      7,460

Total operating revenues         395,402   319,826 1,131,817    921,570

Operating expenses:
Underwriting and distribution    144,137   107,108   409,369    300,838
General & administrative         121,380    98,097   349,556    279,438
Selling                           18,118    15,229    50,929     53,350
Goodwill amortization              4,529     4,582    13,900     13,792

Total operating expenses         288,164   225,016   823,754    647,418

Operating income                 107,238    94,810   308,063    274,152

Other income (expense):
Investment and other income       16,611     9,140    37,265     21,166
Interest expense                  (2,782)   (2,874)   (8,824)    (9,177)

Other income (expense), net       13,829     6,266    28,441     11,989

Income before taxes on income    121,067   101,076   336,504    286,141
Taxes on income                   40,001    32,047   106,275     90,768

Net income                       $81,066   $69,029  $230,229   $195,373

Earnings per share:
     Primary                       $0.98     $0.84     $2.77      $2.36
     Fully diluted                 $0.97     $0.83     $2.76      $2.35

Dividends per share                $0.11     $0.10     $0.33      $0.30

Average shares outstanding
(in thousands):
     Primary                      83,032    82,540    83,235     82,830
     Fully diluted                83,365    82,980    83,521     83,269

Assets under management
(in millions):
     End of period              $147,604  $125,888   147,604   $125,888
     Average for period         $144,653  $122,769  $138,626   $118,869

Note: Certain amounts in prior periods have been reclassified to correspond to the current period presentation.


FRANKLIN RESOURCES, INC.
Consolidated Income
Statements
(Dollar amounts in thousands
except assets under manage-
ment and per share data
                                           For the three months ended
                              30-Jun-96 31-Mar-96 31-Dec-95   30-Sep-95 30-Jun-95


Operating revenues:
Investment management fees     $227,633  $215,336   $201,635   $196,982  $187,114
Underwriting and
distribution fees               143,649   152,910    119,036    117,511   115,691
Transfer, trust & related
fees                             23,569    22,631     21,389     20,491    16,747
Banking/finance, net & other        551     2,924        554      1,243       274

Total operating revenues        395,402   393,801    342,614    336,227   319,826

Operating expenses:
Underwriting and
distribution fees               144,137   149,171    116,061    111,156   107,108
General & administrative        121,380   121,122    107,054    109,781    98,097
Selling                          18,118    17,286     15,525     16,788    15,229
Goodwill amortization             4,529     4,530      4,841      4,513     4,582

Total operating expenses        288,164   292,109    243,481    242,238   225,016

Operating income                107,238   101,692     99,133     93,989    94,810

Other income (expense):
Investment and other income      16,611     9,989     10,665      8,508     9,140
Interest expense                 (2,782)   (3,419)    (2,623)    (1,983)   (2,874)

Other income (expense), net      13,829     6,570      8,042      6,525     6,266

Income before taxes on
income                          121,067   108,262    107,175    100,514   101,076
Taxes on income                  40,001    33,050     33,224     26,942    32,047

Net income                     $ 81,066  $ 75,212   $ 73,951   $ 73,572  $ 69,029

Earnings per share:
 Primary                          $0.98     $0.91      $0.89      $0.89     $0.84
 Fully diluted                    $0.97     $0.91      $0.89      $0.88     $0.83

Dividends per share               $0.11     $0.11      $0.11      $0.10     $0.10

Average shares outstanding
(in thousands):
 Primary                         83,032    82,918     83,519     82,814    82,540
 Fully diluted                   83,365    83,065     83,533     83,731    82,980

Assets under management
(in millions):
 End of period                 $147,604  $141,437   $135,113   $130,837  $125,888
 Average for period            $144,653  $139,086   $132,140   $128,676  $122,769


Note: Certain amounts in prior periods have been reclassified to correspond to the current period presentation.
